Exhibit 8(a)(xi)

AMENDMENT TO PARTICIPATION AGREEMENT BY AND AMONG
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II AND
MFS FUND DISTRIBUTORS, INC.

THIS AMENDMENT, made and entered into as of this first day of May, 2014, is to the Participation Agreement dated January 1, 2011 by and among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (hereinafter “Company"), a New York corporation, on its own behalf and on behalf of its separate accounts identified on Schedule A attached hereto and incorporated herein by reference, MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust ("Trust I"), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust ("Trust II") (Trust I and Trust II collectively referred to hereinafter as the "Funds" or the “Trusts”), and MFS FUND DISTRIBUTORS, INC., a corporation organized under the laws of Delaware (hereinafter "MFD"). The separate accounts identified on Schedule A are individually and collectively referred to herein as the “Account(s).”

WHEREAS, the parties desire to offer certain additional Portfolios of the Trusts to the Accounts and to update the "Notice" provisions of the agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trusts and MFD hereby agree as follows:

1.           Article XIII, "Notices," is hereby restated in its entirety as follows:

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I and MFS Variable Insurance Trust II
111 Huntington Avenue
Boston, Massachusetts  02199
email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 954-5182
Attn:  Susan S. Newton, Assistant Secretary

If to Company:

Lincoln Life & Annuity Company of New York
c/o The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN  46802-3506
Attn:  Kevin Adamson
e-mail:  Kevin.Adamson@lfg.com

If to MFD:

MFS Fund Distributors, Inc.
111 Huntington Avenue
Boston, Massachusetts  02199
email: DLGDSDealerSpt@MFS.com
Attn:  General Counsel

2.           Schedule A is hereby restated in its entirety as attached hereto.

3.           All other provisions of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK By its authorized officer, By: /s/ Daniel R. Hayes Daniel R. Hayes Vice President
MFS VARIABLE INSURANCE TRUST and
MFS VARIABLE INSURANCE TRUST II
on behalf of their Portfolios
By their authorized officer and not individually,

By: /s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS FUND DISTRIBUTORS, INC. By its authorized officer, By: /s/ James A. Jessee James A. Jessee President

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As of May 1, 2014
Schedule A

ACCOUNTS, POLICIES, AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

And any other Portfolios or series of shares of the Trusts that is available and open to new investors on or after the effective date of this Agreement.

Name of Separate Account and Date Established by Board of Directors	Share Class (Initial or Service Class)	Portfolios Applicable
Lincoln Life & Annuity Variable Annuity Separate Account L Lincoln Life & Annuity Flexible Premium Variable Life Account M Lincoln New York Account N for Variable Annuities	Initial Initial Initial and Service	(1) (1) (1)
LLANY Separate Account R for Flexible Premium Variable Life Insurance	Initial	(1)
LLANY Separate Account S for Flexible Premium Variable Life Insurance Lincoln Life & Annuity Flexible Premium Variable Life Account Z	Initial Initial	(1) (1)
LNY Separate Account 401 for Group Annuities	Initial	(1)
Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B	Initial	(1)

(1)	Portfolios Applicable to Policies:

VIT I

MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Bond Series
MFS Research International Series
MFS Research Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio
MFS Bond Portfolio
MFS Core Equity Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Research Portfolio
MFS Global Tactical Allocation Portfolio
MFS Government Securities Portfolio
MFS High Yield Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS New Discovery Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio
MFS Utilities Portfolio
MFS Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.